Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165912 on Form S-8 of our reports dated February 28, 2011, relating to the financial statements and financial statement schedule of Verisk Analytics, Inc., (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 28, 2011